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                                                                     EXHIBIT 5.1


                                 March 25, 2004


Illumina, Inc.
9885 Towne Centre Drive
San Diego, CA  92121

     Registration Statement on Form S-3 (File No. 333-111496)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on December 23, 2003 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, shares of its Common Stock, $0.01 par value (the "SHARES") with an aggregate offering price of up to $65,000,000. The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and the supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS"). The Shares may be sold pursuant to a definitive underwriting, purchase or similar agreement (the "UNDERWRITING AGREEMENT") to be filed under a Current Report on Form 8-K or an amendment to the Registration Statement.

     As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings taken by you in connection with the sale and issuance of the Shares.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Shares, when sold by the Company in the manner referred to in the Registration Statement, the Prospectus and any Prospectus Supplements, will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the

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Registration Statement, the Prospectus, any Prospectus Supplement, and in any
amendment or supplement thereto.


                                Very truly yours,

                                /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP